                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
               COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)



                                                                    NINE MONTHS
                                                                       ENDED
                                                                   SEPTEMBER 30,
                                                                   -------------
                                                                    2006    2005
                                                                   -----   -----


Net income.......................................................  $  37   $  50
Add:
Interest expense.................................................    101      97
Amortization of capitalized interest.............................      2       2
Portion of rentals representative of the interest factor.........      9       9
Income tax benefit and other taxes on income.....................     18      29
Minority interest................................................      4       1
Undistributed (earnings) losses of affiliated companies in which
  less than a 50% voting interest is owned.......................     (1)     (1)
                                                                   -----   -----
  Earnings as defined............................................  $ 170   $ 187
                                                                   =====   =====
Interest expense.................................................  $ 101   $  97
Interest capitalized.............................................      5       2
Portion of rentals representative of the interest factor.........      9       9
                                                                   -----   -----
  Fixed charges as defined.......................................  $ 115   $ 108
                                                                   =====   =====
Ratio of earnings to fixed charges...............................   1.48    1.73
                                                                   =====   =====

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